Exhibit 99.1

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

October 29, 2008

[U.S. GAAP]

Consolidated Quarterly Financial Results Release

For the Nine Months Ended September 30, 2008

Jupiter Telecommunications Co., Ltd. (Consolidated)

Company code number: 4817 (URL http://www.jcom.co.jp/)

Shares traded: JASDAQ

Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer

Please address all communications to:

Koji Kobayashi, IR Department            Phone: +81-3-6765-8157            E-Mail: KobayashiKo@jupiter.jcom.co.jp

1.	Consolidated operating results (From January 1, 2008 to September 30, 2008)

(1) Consolidated financial results

(Fractional amounts rounded)

	Revenue		Operating income		Income before income taxes
	(Millions of yen)%		(Millions of yen)%		(Millions of yen)%
Nine months ended September 30, 2008	217,651	12.0	39,347	25.4	35,043	28.6
Nine months ended September 30, 2007	194,403	23.1	31,384	26.8	27,245	23.7

Year ended December 31, 2007	264,508		42,816		37,506

	Net income		Net income per share (Basic)		Net income per share (diluted)
	(Millions of yen)%		(Yen)		(Yen)
Nine months ended September 30, 2008	20,441	13.9	2,982.63		2,978.65
Nine months ended September 30, 2007	17,953	31.4	2,779.25		2,769.12

Year ended December 31, 2007	23,992		3,650.27		3,638.93

(Note) The percentages next to revenue, operating income, income before income taxes and net income represent year-on-year changes.

(2) Consolidated financial position

	Total assets	Shareholders’ equity	Equity capital ratio to total assets	Shareholders’ equity per share
	(Millions of yen)	(Millions of yen)%		(Yen)
September 30, 2008	703,524	348,096	49.5	50,758.32
September 30, 2007	674,128	331,578	49.2	47,883.89

December 31, 2007	680,416	330,009	48.5	48,195.11

(3) Consolidated cash flow statement

	Cash flows from operating activities	Cash flows from investing activities	Cash flows from financing activities	Balance of cash & cash equivalents
	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
Nine months ended September 30, 2008	71,871	(32,566)	(26,103)	36,092
Nine months ended September 30, 2007	73,103	(35,284)	(31,391)	26,914

Year ended December 31, 2007	95,226	(52,728)	(40,094)	22,890

2.	Dividend information

	Dividend per share (Yen)
	Interim	Year - end	Annual cash dividend
December 31, 2007	—	—	0.00

December 31, 2008	500.00		750.00

December 31, 2008 (forecasts)		250.00

(Note) Interim dividend amount per share (¥500) includes ¥250 as a special dividend.

Jupiter Telecommunications Co., Ltd.

3.	Consolidated forecasts for December 2008 term (from January 1, 2008 to December 31, 2008)

	Revenue		Operating income		Income before income taxes		Net income		Net income per share
	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Yen)
Annual	295,000	11.5	50,000	16.8	45,000	20.0	27,000	12.5	3,939.00

(Notes) The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes

There is no change to our forecast from the previous quarter.

4.	Other information

(1)	Change of material subsidiaries : None

(2)	Adoption of any simplified accounting method : None

(3)	Change of accounting methods : None

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

Jupiter Telecommunications Co., Ltd.

1.	Qualitative information regarding consolidated business results

Throughout the quarter ended September 30, 2008, Jupiter Telecommunications Co., Ltd. (the Company) or its consolidated group (the J:COM Group) continued to make steady progress under its Volume plus Value growth and content strategies. At the same time, the J:COM Group strove to promote an area strategy with the aim of enhancing competitiveness as well as operational efficiency in each individual service area in the J:COM Group.

Under the volume strategy, the J:COM Group has positioned its efforts to reestablish a growth trend in TV operations as a key theme in fiscal 2008. In working to achieve this objective, steps have been taken to increase the number of customer contact points by diversifying its sales routes. As a part of these endeavors, the J:COM Group has placed particular emphasis on strengthening marketing efforts, increasing the number of J:COM Shops to 43 as of September 30, 2008. On September 9, 2008, the Company announced its intentions to acquire majority a share of Jyohoku New Media Co., Ltd. (Taito Cable Television) on December 1, 2008. Located next to a J:COM Group service area, this acquisition will further expand the J:COM Group’s network and coverage into Taito Ward, Tokyo.

In pursuit of its value strategy, the J:COM Group worked to increase the number of services offered per subscribing household (the bundle ratio) and to enhance added value in existing services. In relation to high-speed Internet access services, the J:COM Group further expanded almost all systems for 160 Mbps ultra high-speed Internet access services as of July 31, 2008. In addition to increasing subscribing households, this initiative contributed to an improvement in the average monthly revenue per user (ARPU).

From a content strategy perspective, the J:COM Group bolstered the quality of the programming content on the new Channel Ginga, which was launched in April 2008. In this manner, the J:COM Group is endeavoring to further expand the breadth of its audience.

Striving to enhance operational efficiency and competitiveness, the J:COM Group continues to implement various measures to streamline its organization. The merger between J:COM Tokyo Co., Ltd. and Sakura Cable TV Co., Ltd. on July 1, 2008 was followed on August 25, 2008 by the acquisition of a majority equity stake in Fukuoka Cable Network Co., Ltd., an affiliated company previously accounted for by the equity method. Fukuoka Cable Network Co., Ltd. then merged with Cable Vision 21 Inc. on September 1, 2008. More recently, the J:COM Group has announced its decision to merge J:COM West Co., Ltd. with Kyoto Cable Communications Co., Ltd. on December 1, 2008.

Also the J:COM Group has announced its plan to merge wholly-owned subsidiaries, J:COM Technologies Co., Ltd., its cable network engineering company and @NetHome Co., Ltd., its IP/IT solution and digital contents provider, on January 1, 2009.

With less than three years remaining in the countdown to the complete changeover to terrestrial digital broadcasting in July 2011, the J:COM Group recognizes that its response will play an increasingly important role in the future. For this reason, the J:COM Group established the Digital Project Promotion Office in October 2008, to serve as its central coordinating body, and has launched the Digital Project. Through these means, the J:COM Group will actively promote the smooth migration to terrestrial digital broadcasting and endeavor to further increase the number of households utilizing its cable television services.

As a result of the measures outlined above, the total number of subscribing households (the number of households that subscribe to one or more services) of consolidated managed system operators as of September 30, 2008 rose to 2,903,300 households, an increase of 288,000 households (or 11%) from September 30, 2007. By type of service, cable television subscribers grew by 187,100 households (or 9%) from September 30, 2007 to 2,346,800 households as of September 30, 2008. Of this total, the number of digital subscribers rose by 402,200 households (or 29%) from September 30, 2007 to 1,767,600 households as of September 30, 2008, accounting for 75% of all cable television subscribers. The number of high-speed Internet access and telephony services subscribers increased by 166,800 households (or 14%) and 250,700 households (or 20%), respectively as compared to September 30, 2007, rising to 1,348,800 households and 1,510,600 households, respectively as of September 30, 2008. The bundle ratio improved to 1.79 as of September 30, 2008 as compared to 1.76 at September 30, 2007. The average monthly revenue per subscribing household (ARPU) increased from ¥7,668 for the nine months ended September 30, 2007 to ¥7,774 for the nine months ended September 30, 2008.

Jupiter Telecommunications Co., Ltd.

In the following discussion, we quantify the impact of acquisitions on our results of operations. The acquisition impact represents our estimate of the difference between the operating results of the periods under comparison that is attributable to the timing of an acquisition. In general, we base our estimate of the acquisition impact on an acquired entity’s operating results during the first three months following the acquisition date such that changes from those operating results in subsequent periods are considered to be organic changes. Included as acquisitions are (i) the July 2007 acquisition of Jupiter Visual Communications Co., Ltd., (ii) the September 2007 merger with Jupiter TV Co., Ltd., (iii) the January 2008 acquisition of Kyoto Cable Communications Co., Ltd., (iv) the February 2008 acquisition of a part of CATV business of Kobe City Development & Management Foundation and (v) the August 2008 step acquisition of Fukuoka Cable Network Co., Ltd.

Revenue

Total revenue increased by ¥23,248 million, or 12% from ¥194,403 million for the nine months ended September 30, 2007 to ¥217,651 million for the nine months ended September 30, 2008. This increase includes ¥9,774 million that is attributable to the aggregate impact of acquisitions. Excluding the effects of these acquisitions, total revenue increased by ¥13,474 million, or 7%.

Subscription fees increased by ¥14,713 million, or 9%, from ¥170,946 million for the nine months ended September 30, 2007 to ¥185,659 million for the nine months ended September 30, 2008. This increase includes ¥2,295 million that is attributable to the aggregate impact of acquisitions. Excluding the impact of acquisitions, subscription fees increased by ¥12,418 million, or 7%.

Cable television subscription fees increased by ¥7,686 million, or 8%, from ¥91,579 million for the nine months ended September 30, 2007 to ¥99,265 million for the nine months ended September 30, 2008. The increase in cable television subscription revenue includes a 7% organic increase in subscription fees that is attributable to an increase in the average number of digital cable subscribers, for which we charge a higher fee compared to our analog cable service, and the associated increase in ARPU. As of September 30, 2008, 75% of cable television subscribers were receiving our digital service, compared to 63% as of September 30, 2007.

High-speed Internet subscription fees increased by ¥4,672 million, or 9% from ¥49,443 million for the nine months ended September 30, 2007 to ¥54,115 million for the nine months ended September 30, 2008. The increase in high-speed Internet subscription revenue includes an 8 % organic increase in subscription fees that is attributable to the net effect of (i) an increase in the average number of high-speed Internet subscribers and (ii) lower ARPU due to product bundling discounts.

Telephony subscription fees increased by ¥2,355 million, or 8%, from ¥29,924 million for the nine months ended September 30, 2007 to ¥32,279 million for the nine months ended September 30, 2008. The increase in telephony subscription revenue includes a 7% organic increase in subscription fees that is attributable to the net effect of (i) an increase in the average number of telephony subscribers and (ii) lower ARPU due to a decrease in call volumes.

Other revenue increased by ¥8,535 million, or 36%, from ¥23,457 million for the nine months ended September 30, 2007 to ¥31,992 million for the nine months ended September 30, 2008. This increase includes ¥7,479 million that is attributable to the aggregate impact of acquisitions. The acquisition impact is mainly attributable to the merger with Jupiter TV Co., Ltd.

Operating Costs and Expenses

Operating and programming costs increased by ¥6,408 million, or 8%, from ¥77,613 million for the nine months ended September 30, 2007 to ¥84,021 million for the nine months ended September 30, 2008. This increase includes ¥3,624 million that is attributable to the aggregate impact of acquisitions. The remaining increase is primarily due to cost directly related to growth of our subscriber base and increase in personnel costs.

Selling, general and administrative expenses increased by ¥5,608 million, or 15%, from ¥38,166 million for the nine months ended September 30, 2007 to ¥43,774 million for the nine months ended September 30, 2008. This increase includes ¥3,665 million that is attributable to the aggregate impact of acquisitions. The remaining increase is primarily attributable to increases in personnel costs.

Depreciation and amortization expenses increased by ¥3,269 million, or 7%, from ¥47,240 million for the nine months ended September 30, 2007 to ¥50,509 million for the nine months ended September 30, 2008. This increase is attributable to the aggregate impact of acquisitions and additions to fixed assets related to the installation of services to new customers.

Jupiter Telecommunications Co., Ltd.

Operating income, as a result of the above items, increased by ¥7,963 million, or 25% from ¥31,384 million for the nine months ended September 30, 2007 to ¥39,347 million for the nine months ended September 30, 2008.

Interest expense, net decreased by ¥349 million, or 11%, from ¥3,169 million for the nine months ended September 30, 2007 to ¥3,518 million for the nine months ended September 30, 2008.

Income before income taxes increased by ¥7,798 million, or 29% from ¥27,245 million for the nine months ended September 30, 2007 to ¥35,043 million for the nine months ended September 30, 2008.

Net income increased by ¥2,488 million, or 14%, from ¥17,953 million for the nine months ended September 30, 2007 to ¥20,441 million for the nine months ended September 30, 2008 for the reasons set forth above.

2.	Financial position

Asset, Liability and Shareholders’ equity

Total assets increased by ¥23,108 million, from ¥680,416 million as of December 31, 2007 to ¥703,524 million as of September 30, 2008. The increase is primarily due to acquisitions made in 2008.

Total liabilities increased by ¥2,239 million, from ¥345,008 million as of December 31, 2007 to ¥347,247 million as of September 30, 2008. The increase is primarily due to acquisitions made in 2008.

Shareholders’ equity increased by ¥18,087 million, from ¥330,009 million as of December 31, 2007 to ¥348,096 million as of September 30, 2008. The increase is primarily due to net income for the nine months ended September 30, 2008.

Cash flows

For the nine months ended September 30, 2008, the net cash provided by our operating activities of ¥71,871 million, and existing cash and cash equivalent was used to fund net cash used in our investing and financing activities of ¥32,566 million and ¥26,103 million, respectively.

Cash Provided by Operating Activities. Net cash flows provided by operating activities decreased ¥1,232 million from ¥73,103 million for the nine months ended September 30, 2007 to ¥71,871 million for the nine months ended September 30, 2008. The decrease is primarily attributable to (i) an increase in cash used for our operating and SG&A expenses, (ii) an increase in cash paid for income taxes and (iii) an increase in cash used as a result of changes in our working capital accounts. These decreases were partially offset by an increase in our revenue for the nine months ended September 30, 2008.

Cash Used in Investing Activities. Net cash used in investing activities decreased ¥2,718 million from ¥35,284 million for the nine months ended September 30, 2007 to ¥32,566 million for the nine months ended September 30, 2008. The net cash used for the nine months ended September 30, 2008 primarily consisted of ¥28,934 million for capital expenditures and ¥3,848 million for our acquisition of new subsidiaries and business operations as compared to ¥31,334 million and ¥4,289 million, respectively, for the nine months ended September 30, 2007.

Cash Used in Financing Activities. Net cash used in financing activities decreased ¥5,288 million from ¥31,391 million for the nine months ended September 30, 2007 to ¥26,103 million for the nine months ended September 30, 2008. The decrease is primarily attributable to a ¥9,856 million decrease in net principal repayments of debt and capital lease obligations. These decreases were partially offset by a ¥3,428 million increase in cash dividends payments for the nine months ended September 30, 2008.

3.	Others

(1)	Changes in significant consolidated subsidiaries

None

(2)	Adoption of simplified accounting method

None

(3)	Change in accounting methods

None

Jupiter Telecommunications Co., Ltd.

4.	Consolidated Financial Statements

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine months ended September 30, 2008	Nine months ended September 30, 2007	Change		Year ended December 31, 2007
Account	Amount	Amount	Amount	(%)	Amount
Revenue:
Subscription fees	185,659	170,946	14,713	8.6	230,061
Other	31,992	23,457	8,535	36.4	34,447

	217,651	194,403	23,248	12.0	264,508

Operating costs and expenses
Operating and programming costs	(84,021)	(77,613)	(6,408)	(8.3)	(104,748)
Selling, general and administrative	(43,774)	(38,166)	(5,608)	(14.7)	(52,722)
Depreciation and amortization	(50,509)	(47,240)	(3,269)	(6.9)	(64,222)

	(178,304)	(163,019)	(15,285)	(9.4)	(221,692)

Operating income	39,347	31,384	7,963	25.4	42,816
Other income (expenses):
Interest expense, net:
Related parties	(1,088)	(986)	(102)	(10.3)	(1,332)
Other	(2,430)	(2,183)	(247)	(11.3)	(2,944)
Equity in earnings of affiliates	474	151	323	212.5	291
Other income, net	317	367	(50)	(13.6)	558

Income before income taxes and other items	36,620	28,733	7,887	27.4	39,389
Minority interest in net income of consolidated subsidiaries	(1,577)	(1,488)	(89)	(6.0)	(1,883)

Income before income taxes	35,043	27,245	7,798	28.6	37,506
Income tax expense	(14,602)	(9,292)	(5,310)	(57.1)	(13,514)

Net income	20,441	17,953	2,488	13.9	23,992

Per Share data
Net income per share – basic	2,982.63	2,779.25	203.38	7.3	3,650.27
Net income per share – diluted	2,978.65	2,769.12	209.53	7.6	3,638.93
Weighted average number of ordinary shares outstanding – basic	6,853,396	6,459,657	393,739	6.1	6,572,638
Weighted average number of ordinary shares outstanding – diluted	6,862,561	6,483,291	379,270	5.8	6,593,130

(Note) Percentages are calculated based on amounts before rounded in Change column.

Jupiter Telecommunications Co., Ltd.

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(YEN IN MILLIONS)

Account	September 30, 2008 Amount	December 31, 2007 Amount	Change Amount
Current assets:
Cash and cash equivalents	36,092	22,890	13,202
Accounts receivable	12,372	13,198	(826)
Allowance for doubtful accounts	(416)	(356)	(60)
Deferred tax asset - current	11,149	11,738	(589)
Prepaid expenses and other current assets	5,307	5,164	143

Total current assets	64,504	52,634	11,870

Investments:
Investments in affiliates	13,247	19,502	(6,255)
Investments in other securities, at cost	2,141	2,139	2

Total investments	15,388	21,641	(6,253)

Property and equipment, at cost:
Land	3,045	2,789	256
Distribution system and equipment	578,947	523,599	55,348
Support equipment and buildings	41,481	39,148	2,333

	623,473	565,536	57,937

Less accumulated depreciation	(273,437)	(228,341)	(45,096)

Total property and equipment, at cost	350,036	337,195	12,841

Other assets:
Goodwill	225,478	221,493	3,985
Identifiable intangible asset , net	34,013	32,862	1,151
Deferred tax asset – non current	2,028	4,423	(2,395)
Other	12,077	10,168	1,909

Total other assets	273,596	268,946	4,650

Total assets	703,524	680,416	23,108

Jupiter Telecommunications Co., Ltd.

(YEN IN MILLIONS)

Account	September 30, 2008 Amount	December 31, 2007 Amount	Change Amount
Current liabilities:
Short-term loans	6,203	2,625	3,578
Long-term debt–current portion	12,479	21,308	(8,829)
Capital lease obligations–current portion
Related parties	13,376	11,671	1,705
Other	2,808	2,947	(139)
Accounts payable	20,689	24,279	(3,590)
Income taxes payable	6,156	7,082	(926)
Deposit from related parties	3,938	3,536	402
Deferred revenue – current portion	6,320	6,088	232
Accrued expenses and other liabilities	10,277	6,236	4,041

Total current liabilities	82,246	85,772	(3,526)

Long-term debt, less current portion	143,437	143,219	218
Capital lease obligations, less current portion:
Related parties	35,843	34,335	1,508
Other	6,898	6,911	(13)
Deferred revenue	57,645	54,708	2,937
Redeemable preferred stock of consolidated subsidiary	—	500	(500)
Deferred tax liability – non current	10,847	12,643	(1,796)
Other liabilities	10,331	6,920	3,411

Total liabilities	347,247	345,008	2,239

Minority interests	8,181	5,399	2,782

Shareholders’ equity:
Ordinary shares no par value	117,156	116,734	422
Additional paid-in capital	231,971	231,493	478
Retained earnings	6,934	(10,079)	17,013
Treasury stock	(7,520)	(7,520)	—
Accumulated other comprehensive loss	(445)	(619)	174

Total shareholders’ equity	348,096	330,009	18,087

Total liabilities, minority interests and shareholders’ equity	703,524	680,416	23,108

Jupiter Telecommunications Co., Ltd.

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(YEN IN MILLIONS)

Classification	Nine months ended September 30, 2008 Amount	Nine months ended September 30, 2007 Amount	Year ended December 31, 2007 Amount
Cash flows from operating activities:
Net income	20,441	17,953	23,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,509	47,240	64,222
Equity in earnings of affiliates	(474)	(151)	(291)
Minority interest in net income of consolidated subsidiaries	1,577	1,488	1,883
Stock compensation expenses	55	125	140
Deferred income taxes	2,060	416	1,657
Non-cash gain from forgiveness of debt	(135)	—	—
Changes in operating assets and liabilities, excluding effects of business combinations:
Decrease in accounts receivable, net	1,035	2,783	2,477
Decrease/(increase) in prepaid expenses and other current assets	(1,069)	581	214
Increase in other assets	(1,779)	(1,729)	(2,478)
Increase/(decrease) in accounts payable	(4,004)	(2,270)	412
Increase in accrued expenses and other liabilities	4,334	7,169	2,834
Increase/(decrease) in deferred revenue	(679)	(502)	164

Net cash provided by operating activities	71,871	73,103	95,226

Cash flows from investing activities:
Capital expenditures	(28,934)	(31,334)	(46,348)
Acquisitions of new subsidiaries or merger, net of cash acquired	(2,042)	634	634
Acquisition of business operation	(1,710)	—	—
Investments in and advances to related party	—	—	(1,138)
Loan to related party	—	(3,766)	(5,166)
Principle received from related party	—	1,350	1,350
Acquisition of minority interests in consolidated subsidiaries	(96)	(2,507)	(2,543)
Other investing activities	216	339	483

Net cash used in investing activities	(32,566)	(35,284)	(52,728)

Cash flows from financing activities:
Proceeds from issuance of common stock	844	2,757	2,973
Purchase of treasury stock	—	—	(7,520)
Change in short-term loans	(183)	(300)	335
Proceeds from long-term debt	25,284	253	613
Principal payments of long-term debt	(36,756)	(22,357)	(25,699)
Principal payments under capital lease obligations	(12,617)	(11,724)	(15,689)
Cash dividend paid to shareholders	(3,428)	—	—
Other financing activities	753	(20)	4,893

Net cash used in financing activities	(26,103)	(31,391)	(40,094)

Net increase/(decrease) in cash and cash equivalents	13,202	6,428	2,404

Cash and cash equivalents at beginning of year	22,890	20,486	20,486

Cash and cash equivalents at end of term	36,092	26,914	22,890

Jupiter Telecommunications Co., Ltd.

Segment Information

(1)	Operating segments

The Company’s new channel services are considered a separate operating segment, however, due to the insignificant size of these channel service operations, management has determined it has one reportable segment “Broadband communications services” as of September 30, 2008. Therefore, information on operating segments is not applicable in this section.

(2)	Segment information by region

Since the Company does not have any overseas subsidiaries or branches, this section is not applicable.

J:COM

Highlights of 2008 Q3 (1/2)

October 29, 2008
Jupiter Telecommunications Co., Ltd.

Unit: Yen in 100 million (rounding in 10 million yen)

P/L	9 months ended Sep. 30, 2008	9 months ended Sep. 30, 2007	Change Amount	Change %	Forecast for the year ending Dec. 31, 2008	Progress (%)	Explanation of changes
Revenue :							
Subscription fee	1,857	1,709	147	9%			Subscription fees breakdown: Cable TV 993(+77, or +8%), HS Internet 541(+47, or +9%), Telephony 323(+24, or +8%). Effect of acquisitions (+23)
Other	320	235	85	36%			Effect of acquisitions (+75)
Total	2,177	1,944	232	12%	2,950	74%	Effect of acquisitions (+98)
Operating costs and expenses:							
Operating & programming costs	840	776	64	8%			In line with increase in the cost directly related to growth of our subscriber base. Effect of acquisitions (+36)
Selling, general & administrative	438	382	56	15%			Increase due to effect of acquisitions (+37), and personnel costs.
Depreciation & amortization	505	472	33	7%			Increase in fixed assets related to the installation of services to new customers. Effect of acquisitions (+10)
Operating income	393	314	80	25%	500	79%	
Other income/expense:							
Interest expense, net	35	32	3	11%			
Equity in earnings of affiliates	5	2	3	212%			
Other income, net	3	4	(0)	(14%)			
Income before taxes, minority	366	287	79	27%			
Minority interest in net income	16	15	1	6%			
Income before income taxes	350	272	78	29%	450	78%	
Income taxes	146	93	53	57%			
Net income	204	180	25	14%	270	76%	
OCF *1	899	787	112	14%			
Margin	41.3%	40.5%	0.8%				

(Note) Acquisitions include Jupiter Visual Communications, Jupiter TV, Kyoto Cable Communications, Fukuoka Cable Network and a part of former Kobe Cablevision.

Assets and Liabilities	As of Sep. 30, 2008	As of Dec. 31, 2007	Change
Total Assets	7,035	6,804	231
Equity	3,481	3,300	181
Equity capital ratio to total assets	49%	49%	1%
Debt (including capital lease obligations)	2,210	2,230	(20)
Net Debt	1,850	2,001	(152)
D/E Ratio (Net)	0.53	0.61	(0.08)

Capital Expenditure	9 months ended Sep. 30, 2008	9 months ended Sep. 30, 2007	Change Amount	Change %
Capital expenditures	289	313	(24)	(8%)
Capital lease expenditure	109	142	(32)	(23%)
Total	399	455	(56)	(12%)

Cash Flows	9 months ended Sep. 30, 2008	9 months ended Sep. 30, 2007	Explanation
Cash provided by operating activities	719	731	Net income(204), depreciation and amortization expense(505)
Cash used in investing activities	(326)	(353)	Capital expenditure(289) and acquisition expenditure(38)
Free Cash Flow *1	320	276	(Cash provided by operating activities 719) - (Capital expenditure incl. capital lease 399)
Cash used in financing activities	(261)	(314)	Net decrease in debt(117) and principal payment of capital lease (126)
Increase/(decrease) in cash	132	64	

*1 : Operating Cash Flow and Free Cash Flow are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission's Regulation G.
For related definitions and reconciliations, see the Investor Relations section of the Liberty Global Inc. website (www.lgi.com).
OCF (Operating Cash Flow) : Revenue less Operating & programming costs less Selling, general & administrative expenses (exclusive of stock compensation, depreciation and amortization)

(Note)
Changes in amounts and percentages are calculated based on financial statements.

(Cautionary note regarding future-related information)
The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

J:COM

Highlights of 2008 Q3 (2/2)

October 29, 2008
Jupiter Telecommunications Co., Ltd.

J:COM Group	As of Sep. 30, 2008	As of Dec. 31, 2007	Change		Explanation of changes
Consolidated subsidiaries					
CATV company	18	20	(2)	(a)	Three subsidiaries (J:COM Kansai, Cable West and Hokusetsu Cable Net) merged to create J:COM West(-2). Kyoto Cable Communications became subsidiary(+1). J:COM Tokyo merged with Sakura Cable TV(-1). Fukuoka Cable Network became subsidiary(+1). Merger of Fukuoka Cable Network with Cable Vision 21 created J:COM Fukuoka(-1)
Others	10	12	(2)		JSBC2 was sold(-1). Reality TV Japan was dissolved(-1).
Total	28	32	(4)	(1)	
Equity-method affiliates					
CATV company	1	3	(2)	(b)	Kyoto Cable Communications became subsidiary(-1). Fukuoka Cable Network became subsidiary(-1).
Others	8	8	0		
Total	9	11	(2)	(2)	
Group total (1)+(2)	37	43	(6)		
CATV company Total (a)+(b)	19	23	(4)		

Consolidated systems

Operational Data	As of Sep. 30, 2008	As of Sep. 30, 2007	Change
RGUs			
CATV	2,346,800	2,159,700	187,100
of which digital service	1,767,600	1,365,400	402,200
HS Internet access	1,348,800	1,182,000	166,800
Telephony	1,510,600	1,259,900	250,700
Total	5,206,200	4,601,600	604,600
Customers connected	2,903,300	2,615,300	288,000
Homes passed	10,845,400	9,365,700	1,479,700
Average number of RGUs per customer	1.79	1.76	0.03
Rate of customers taking 3 services	25.9%	24.2%	1.7%
ARPU *2 (Average revenue per customer per month)	¥7,774	¥7,668	¥106
Monthly churn rate *3			
CATV	1.0%	1.1%	(0.1%)
HS Internet access	1.3%	1.3%	0.0%
Telephony	0.7%	0.8%	(0.1%)

[Reference]

Operational Data	As of Sep. 30, 2008		
	Kyoto Cable Communications *4	Kobe Cablevision *4	Fukuoka Cable Network *4
RGUs			
CATV	21,100	7,200	85,900
of which digital service	13,600	600	60,000
HS Internet access	9,700	1,800	44,400
Telephony	-	300	60,500
Total	30,800	9,300	190,800
Customers connected	26,000	7,200	114,400
Homes passed	311,700	60,300	540,800
Average number of RGUs per customer	1.19	1.29	1.67

*2 ARPU is calculated as follows: average total revenue of our systems (excluding installation, poor reception, and other revenues) for the period, divided by the weighted-average number of connected customers during the period. Monthly average for January - September, 2008 and 2007.

*3 Churn Rate = number of disconnects from a service for the period / the monthly weighted average number of subscribers / 9

*4 A managed system or operations that became part of J:COM's consolidated group after Sept. of 2007. Subscriber numbers of the newly consolidated system and operations are included in Operational Data for "Consolidated systems". Except Fukuoka Cable Network, these numbers are subject to change once they are unified under J:COM's calculation method. Kobe Cablevision has been merged with Cable Net Kobe-Ashiya Co., Ltd. Fukuoka Cable Network Co. Ltd. has been merged with Cable Vision 21 Inc., and created J:COM Fukuoka Co., Ltd.